Exhibit 3.1

                             Chapman and Cutler LLP
                                 111 West Monroe
                             Chicago, Illinois 60603


                                  March 3, 2008


Claymore Securities, Inc.
2455 Corporate West Drive
Lisle, Illinois  60532


             Re: Claymore Securities Defined Portfolios, Series 472
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Ladies and Gentlemen:

   We have served as counsel to Claymore Securities Defined Portfolios, Series 472 (hereinafter referred to as the "Fund"), in connection with the issuance, under the Reference Trust Agreement dated the date hereof between Claymore Securities, Inc., as Depositor, and The Bank of New York, as Trustee, of Units of fractional undivided interest in the one or more Trusts of said Fund (hereinafter referred to as the "Units").

   In connection therewith, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinions hereinafter set forth.

   Based upon the foregoing, we are of the opinion that:

     1. The execution and delivery of the Reference Trust Agreement and the establishment of book entry positions evidencing the Units in the Trust(s) of the Fund have been duly authorized; and

     2. The book entry positions evidencing the Units in the Trust(s) of the Fund when duly established in accordance with the aforementioned Reference Trust Agreement, will constitute valid and binding obligations of such Trust(s) and the Depositor in accordance with the terms thereof.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-149098) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and in the related Prospectus.

                                                         Respectfully submitted,

                                                      /s/ Chapman and Cutler LLP
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                                                          Chapman and Cutler LLP